UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On July 15, 2022, the Company issued 70,000 shares of common stock for consulting services. The shares were issued at a deemed value of $74,200.

On July 18, 2022, the Company issued 50,000 shares of common stock for consulting services. The shares were issued at a deemed value of $25,500.

On July 20, 2022, the Company issued 25,000 shares of common stock for consulting services. The shares were issued at a deemed value of $13,250.

On July 25, 2022, the Company issued 50,000 shares of common stock for consulting services. The shares were issued at a deemed value of $50,000.

On August 1, 2022, the Company issued 175,000 shares of common stock for consulting services. The shares were issued at a deemed value of $399,000.

The issuance of securities described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: August 16, 2022	By:	/s/ Kermit Harris
Kermit Harris
President

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